Exhibit 32.6

Certification of Chief Financial Officer
Anheuser-Busch Companies, Inc.
Form 10-K/A for the Year Ended December 31, 2005
Pursuant to 18 U.S.C. §1350, as adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002

                I am the Vice President and Chief Financial Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-K/A of the Company for the year ended December 31, 2005 and filed with the Securities and Exchange Commission (“Form 10‑K”).

                Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 10, 2007	/s/ W. Randolph Baker
W. Randolph Baker
Vice President and Chief Financial Officer
Anheuser-Busch Companies, Inc.